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                                                                      DRAFT
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                                 CODE OF ETHICS
                                       of
                                 VERACITY FUNDS
                                        &
                         INTEGRITY ASSET MANAGEMENT, LLC


I.   INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by VERACITY FUNDS (the "Trust") and INTEGRITY ASSET MANAGEMENT, LLC (the "Advisor"), in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act").

     This Code is intended to establish policies and procedures reasonably designed to ensure that persons subject to the Rule do not:

     |X| use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of the Trust; and
     |X| engage in activities that result in a conflict of interest, or apparent conflict of interest, between such persons and the Trust.

     II.  PRINCIPLES

          This Code of Ethics acknowledges, supports and is designed to enforce the general principles that persons affiliated with the Trust and/or the Advisor:

     |X|  owe fiduciary obligations to the Trust;
     |X| must at all times to place the interests of Trust shareholders before their own personal interests;
     |X| must at all times conduct all their personal securities transactions so as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility; and
     |X| never take inappropriate advantage of their positions in relation to the Trust.

III. DEFINITIONS (AS USED IN THIS CODE)

     "ACCESS PERSON" means:

     (1) any interested trustee ( as defined in the 1940 Act), officer, general partner, "Affiliated Person" (defined below) or "Advisory Person" (defined below) of the Trust.

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     (2)  any director, officer, general partner or employee of the Advisor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

     "ADVISORY PERSON" means:

     (1) any employee of the Trust or the Advisor (or of any company in a control relationship to the Trust or the Advisor) who, in connection with his or her regular functions or duties, makes or participates in the making of any recommendations regarding the purchase or sale of Covered Securities by the Trust; and

     (2) any natural person in a control relationship to the Trust or the Advisor who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

          NOTE: ALL "ADVISORY PERSONS" ARE ALSO "ACCESS PERSONS". HOWEVER, NOT ALL "ACCESS PERSONS" ARE "ADVISORY PERSONS". ANY SECTION THAT APPLIES TO "ACCESS PERSONS" ALSO APPLIES TO "ADVISORY PERSONS". ANY CODE SECTION THAT APPLIES TO "ADVISORY PERSONS" APPLIES ONLY TO "ADVISORY PERSONS".

         "AFFILIATED PERSON" means:

     (1) any officer, director, trustee, copartner or employee of the Trust or the Advisor;

     (2) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Trust or the Advisor;

     (3) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Trust or the Advisor; and

     (4) any person directly or indirectly controlling, controlled by, or under common control with the Trust or the Advisor.

     "BENEFICIAL INTEREST" means:

          any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale or other acquisition, disposition or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code.

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          (A  transaction  in which an Access  Person  acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code as a "personal securities" transaction or as a transaction for the person's "own account").

          At the written request of a person subject to this Code, the Clearing Officers, in their sole discretion or with the advice of legal counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction for the person's "own account" for purposes of the reporting requirements under this Code. Any such written interpretations shall be attached to this Code and may be relied upon solely by the person(s) seeking such interpretations.

     "CLEARING OFFICER" means any officer of the Trust or the Advisor who is not:

     (1)  a party to the transaction;
     (2)  related by blood or  marriage to a party to the  transaction;  and
     (3) interested in or an affiliated person of the issuer of the securities at issue.

     "CONTROL" means:

          the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, directly or through one or more controlled persons, more than 25% of the voting securities of a company shall be presumed to control such company.

     "COVERED SECURITY" means:

          any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, transferable share, investment contract, voting-trust certificate, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it does not include:

     (1)  direct obligations of the United States Government;
     (2) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
     (3) shares of other Funds, except that shares of the Trust are considered to be Covered Securities.


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          References to a "Security" in this Code shall include any warrant for, option in, or security immediately convertible into that "Security."

     "FUND" means:

          an investment company registered under the 1940 Act, and includes the Trust.

     A "SECURITY HELD OR TO BE ACQUIRED" by the Trust means:

          any Covered  Security which,  within the most recent 15 calendar days:
          (i) is or has been held by the Trust; or (ii) is being or has been considered by an Advisor for purchase by the Trust.

     A security is "BEING CONSIDERED FOR PURCHASE OR SALE":

          from the time an order is given by or on behalf of the Trust to the order room of the Advisor until all orders with respect to that security are completed or withdrawn.

IV.  GENERAL PROHIBITIONS UNDER RULE 17j-1

     A. No ACCESS PERSON shall use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust.

     B. No ACCESS PERSON shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the Trust:

          |X| employ any device, scheme or artifice to defraud the Trust; or |X| make to the Trust any untrue statement of material fact or omit to inform the Trust of any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
          |X| engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or
          |X|  engage in any manipulative practice with respect to the Trust.

V.   RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

     A. PROHIBITED TRANSACTIONS- Access Persons may not effect personal securities transactions in any Covered Security. Notwithstanding the foregoing, Access Persons may effect personal securities transactions in shares of the Trust if such personreports to the Trust the information described in Section VII of this Code in accordance with the reporting requirements of Section VII of this Code.


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     B.   BAN ON SHORT - TERM  TRADING  PROFITS-  ACCESS  PERSONS may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on non-complying short-term trades shall be disgorged.

     C. GIFTS- ACCESS PERSONS may not accept any gift or other thing of more than de minimis value from any person or entity that does or seeks to do business with or on behalf of the Trust or any affiliated person of the Trust. A gift will qualify as de minimis if it is within such limits as defined by applicable rules of the National Association of Securities Dealers ("NASD").

     D. SERVICE AS A DIRECTOR TO OTHER PUBLIC COMPANIES- ADVISORY PERSONS may not serve on the board of directors of any publicly traded company without obtaining prior authorization of a majority of the Trust's
          Board of Trustees, which authorization shall be specifically based upon a determination that such service would not conflict with the interests of the Trust and its shareholders. If and when such board service is authorized, the ADVISORY PERSON serving as a director will be isolated from other ADVISORY PERSONS who make investment decisions involving that company through "Chinese Wall" or other procedures.

VI.  EXEMPT PERSONAL SECURITIES TRANSACTIONS

     Neither the prohibitions nor the reporting requirements of this Code with respect to Personal Securities Transactions apply to:

     A.   purchases,  sales or other  acquisitions  or  dispositions  of Covered
          Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

     B.   involuntary purchases or sales of Covered Securities;

     C.   purchases which are part of an automatic dividend reinvestment plan;

     D. purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights; and

     E. holdings of Covered Securities which were acquired by a person prior to such person becoming subject to this Code. In such an event, the person may dispose of such Covered Securities after such person has become subject to this Code, if the person:

          |X| obtains advance written clearance of such transaction by two (2) Clearing Officers; and

          |X| if the Covered Security is a "security held or to be acquired" by the Trust, executes such transaction at a price equal to or less advantageous than the most recent price obtained for such security by the Trust; and

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          |X|  reports to the Trust the information  described in Section VII of this  Code in  accordance  with  the  reporting  requirements  of
               Section VII of this Code.

          Any profits realized on personal securities transactions in violation of this Section VI(E) shall be disgorged.

VII. REPORTING OF PERSONAL SECURITIES TRANSACTIONS AND HOLDINGS

     A.   Reporting Requirements of Access Persons
          ----------------------------------------

          (1) Unless specifically excepted by other provisions of this Code, every Access Person must provide to the Code Administrator the following reports:

               (a) INITIAL HOLDINGS REPORTS- Not later than ten (10) days after a person becomes an ACCESS PERSON, such person shall complete, sign and deliver to the Code Administrator an Initial Holdings Report which, with respect to any Covered Securities in which the ACCESS PERSON had any direct or indirect Beneficial Interest at the time of such report, contains the following information:

                    (i) the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security held:

                    (ii) the current cost basis of each Covered Security held;

                    (iii)the name of and account  number at the  broker,  dealer or bank at which the Covered Security is held;

                    (iv) the  0date  that the  report is  submitted  to the Code
                         Administrator.

               (b) QUARTERLY TRANSACTION REPORTS- Not later than ten (10) days after the end of each calendar quarter, each ACCESS PERSON shall make a written Quarterly Transaction Report to the Code Administrator which, with respect to any Personal Securities Transaction during the previous calendar quarter in a Covered Security in which the ACCESS PERSON had any direct or indirect Beneficial Ownership, contains the following information:

                    (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);


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                    (iii)the  price  of  the  Covered   Security  at  which  the
                         transaction was effected;

                    (iv) the name of the broker,  dealer or bank with or through which the transaction was effected;

                    (v) the name of and account number at any broker, dealer or bank at which the Access Person established an account during the reporting period; and

                    (vi) the  date  that  the   report  is   submitted   to  the
                         Administrator by the ACCESS PERSON.

               (c) ANNUAL HOLDING REPORTS- Not later than thirty (30) days after the end of each calendar year end, each ACCESS PERSON shall make a written report to the Code Administrator which:

                         (i) sets forth the title, number of shares and principal amount of each Covered Security in which the ACCESS PERSON had any direct or indirect beneficial ownership during the reporting period;

                         (ii) sets forth the name of and account number at any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any Covered Securities are held for the direct or indirect benefit of the ACCESS PERSON during the reporting period;

                         (iii) contains the date that the report is submitted by
                               the ACCESS PERSON; and

                         (iv) states that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

     B.   Exemptions From Reporting
          -------------------------

          (1) A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held, in any account over which the person has no direct or indirect influence or control.

          (2) A Trustee of the Trust who is not an "interested person" of the Trust, as such term is defined in Section 2(a)(19) of the 1940 Act, and who would otherwise be required to make a report solely by reason of being a Trustee of the Trust, need not make:

               (a)  an Initial Holdings Report or an Annual Holdings Report; and

               (b) a Quarterly Transaction Report, unless the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that during the fifteen (15) day period immediately before or after the Trustee's transaction in a

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                    Covered  Security,  the Trust  purchased or sold the Covered
                    Security, or the Trust or an Advisor considered purchasing or selling the Covered Security.

          (3) An ACCESS PERSON of an Advisor need not make a report to the Advisor, if such person makes a report to the Trust and all of the information contained in such report would duplicate information required to be recorded under ss. 275.204-2(a)(12) or ss. 275.204(a)(13) of the Investment Advisors Act of 1940, as amended.

          (4) An ACCESS PERSON need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the Access Person for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.

     C.   Responsibility to File Personal Transaction and Holdings Reports
          ----------------------------------------------------------------

          The responsibility for taking the initiative to file required reports under this Code is imposed on each ACCESS PERSON. Any effort by the Code Administrator, Trust or Advisor to facilitate the reporting process does not change or alter that responsibility.

     D.   Where to File Personal Transaction and Holdings Reports
          -------------------------------------------------------

          All Personal Transaction and Holdings Reports must be filed with the Code Administrator.

VIII. CONFIDENTIALITY OF TRUST SECURITIES TRANSACTIONS

     Until disclosed in a public report to shareholders or to the Commission in the normal course of the Trust's business, all information concerning Covered Securities "being considered for purchase or sale" by the Trust shall be kept confidential by all ACCESS PERSONS and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Code Administrator to report any inadequacy found by him or her to the Board of Trustees of the Trust or any committee appointed by the Board to deal with such information.

IX.  REPORTING OF CODE VIOLATIONS

     A. Violations of this Code by any person other than the Code Administrator shall be reported to the Code Administrator. The Code Administrator shall report such violations to the Principal Executive Officer, who shall determine an appropriate sanction, in consultation with the Code Administrator. Subsequent to such determination, the Code Administrator shall provide a report of any such violations and sanctions to the Board of Trustees.

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     B.   Violations  of this Code by a Trustee,  Principal  Executive  Officer,
          Senior Financial Officer or Code Administrator shall be reported to the Audit Committee of the Board of Trustees. The Audit Committee shall investigate such report and impose such sanctions as they deem appropriate. Subsequent to such determination, the Audit Committee shall provide a report of any such violations and sanctions to the full Board of Trustees.

     C. The Independent Trustees, by majority vote, may at any time amend, repeal, extend or increase any sanction imposed upon any person for a violation of this Code.

X.   SANCTIONS

     Any violation of this Code with respect to matters pertaining to Rule 17j-1 shall be subject to the imposition of such sanctions as may be deemed appropriate under the circumstances by the duly authorized imposing authority. Such sanctions may include, but are not limited to suspension or termination of employment, a letter of censure, restitution, and/or reporting of the violator to criminal authorities or the Commission.

XI.  REQUIRED RECORDS

     The Code Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

     A. a copy of this and any other Code adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years;

     B. a record of any violation of such Codes and of any action taken as a result of such violation;

     C. a copy of each report made by the Code Administrator for a period of five (5) years from the end of the fiscal year of the Trust in which such report and interpretation is made or issued, the first two (2) years in an easily accessible place;

     D. a list of all persons who are, or within the past five (5) years have been required to make reports pursuant to the Code; and

     E. a copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports for a period of five (5) years from the end of the fiscal year of the Trust in which such report is made or issued, the first two (2) years in an easily accessible place.




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XII. ADMINISTRATION AND CONSTRUCTION

     A.   The administration of this Code shall be the responsibility of William
          H. McNett, III or such other person as the Trustees may appoint from time to time, who shall serve as the "Administrator" of this Code.

     B.   The duties of the Code Administrator shall include:

          (1) continuous maintenance of a current list of the names of all ACCESS PERSONS with an appropriate description of their title or employment;

          (2) providing each ACCESS PERSON a copy of this Code and informing them of their duties and obligations thereunder, and assuring that ACCESS PERSONS who are not ADVISORY PERSONS are familiar with applicable requirements of this Code;

          (3)  supervising the implementation and the enforcement of the Code;

          (4) maintaining or supervising the maintenance of all records and reports required by this Code;

          (5) preparing listings of all transactions effected by any ACCESS PERSON within fifteen (15) days of the date on which the same security was held, purchased or sold by the Trust;

          (6) determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

          (7) issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code which may appear consistent with the objectives of the Rule of this Code;

          (8) conducting such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code to the Board of Trustees of the Trust or any committee appointed by them to deal with such information;

          (9)  submitting  a  quarterly  report  to the  Trustees  of the  Trust containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code.





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XIII. AMENDMENTS AND MODIFICATIONS

     This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees of the Trust.

     This Code of Ethics was adopted by the Trust's Board of Trustees, including a majority of the Trust's "Independent Trustees", at a meeting held on March 25, 2004.

     Witness my Signature:


      /s/ John F. Splain
     ---------------------------
     John F. Splain
     Secretary to the Trust













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